As filed with the Securities and Exchange Commission on May 8, 2000
                                File No. 2-93124
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 =============

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                               SGI INTERNATIONAL
             (Exact Name of Registrant as Specified in its Charter)
                             =====================

          Utah                                                  33-0119035
(State or Other Jurisdiction                                 (I.R.S. Employer
    of Incorporation)                                       Identification No.)

                        1200 Prospect Street, Suite 325
                         La Jolla, California, CA 92037
              (Address of Registrant's Principal Executive Office)

               Amended SGI International 1996 Omnibus Stock Plan
                            (Full title of the plan)

                                 Mr. Lynn Mabey
                             Murphy, Tolboe & Mabey
                         124 South 600 East, Suite 100
                           Salt Lake City, Utah 84102
                    (Name and Address of Agent for Service)

                                 (801) 533-8505
         (Telephone number, including area code, of agent for service)

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                          Copies of correspondence to:

                                David A. Fisher
                              Fisher Thurber, LLP
                       4225 Executive Square, Suite 1600
                        La Jolla, California 92037-1483
                                 (619) 535-9400


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

                       Calculation of Registration Fee
=====================================================================================================
                                           Proposed Maximum        Proposed            Amount of
Title of Securities     Amount to be        Offering Price     Maximum Aggregate     Registration
 to be Registered       Registered(1)        per share(2)      Offering Price(2)        Fee(3)
--------------------   ------------------  -----------------  --------------------  --------------
Common Stock,           2,000,000 shares       $ 0.36            $720,000             $190
No Par Value
====================================================================================================

(1) Includes approximately 1,990,000 shares underlying options previously issued.

(2) Estimated solely for the purpose of determining the registration fee.

(3) Calculated pursuant to Rule 457(h)(1) based on the average of the bid and ask prices of the Common Stock on the OTCBB on May 5, 2000.

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                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

        Not filed as part of this Registration Statement pursuant to Note to
        Part 1 of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information.

        Not filed as part of this Registration Statement pursuant to Note to
        Part 1 of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents, which previously have been filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

(i) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1999;

(ii) The Company's Current Report on Form 8-K, filed with the Commission on April 12, 2000;

(iii) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to in
        (i) above; and

(iv) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A dated April 6, 1988, as amended by an amendment to Application or Report on Form 8 dated April 13, 1988, including any other amendment or report filed for the purpose of updating such description.

(v) All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

        Not applicable.

Item 5. Interests of Named Experts and Counsel

        Not applicable.

Item 6. Indemnification of Directors and Officers

The Bylaws of the Company provide that, subject to any limitations imposed by the Utah Revised Business Corporation Act, the officers and directors of the Company shall be indemnified by the Company against expenses, including attorneys' fees, reasonably incurred in connection with or resulting from the defense of any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person becomes or is threatened to be made part of by reason of his position as an officer, director, employee or agent of the Company or his service at the request of the Company as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided that, in the context of such action, such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, such officer or director had no reasonable cause to believe his conduct was unlawful.

Any indemnification made pursuant to the Bylaws shall be made only upon the determination by a majority vote of a quorum of the Board of Directors, provided, however, that such indemnification shall be made without such determination to the extent that the officer or director is successful in the defense of the action at issue. Additionally, any expenses incurred in defense of an action against an officer or director shall be paid in advance of final disposition of the action upon receipt of an undertaking by or on behalf of such officer or director to repay the amount advanced if it is ultimately determined that he is not entitled to be indemnified for such expenses.

The Utah Revised Business Corporation Act (the "Code") permits the Company to indemnify an Officer or Director who was or is a party or is threatened to be made a party to any proceeding because of his or her position, if the Officer or Director acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company. The Code authorizes the Company to advance expenses incurred in defending any such proceeding under certain circumstances, and if the Officer or Director is successful on the merits, it authorizes the Company to indemnify the Officer or Director against all expenses, including attorneys' fees, incurred in connection with any such proceeding.

The Company's Bylaws reflect the indemnification provisions contained in the Utah Revised Business Corporation Act, except that pursuant to the Utah Revised Business Corporation Act no indemnification may be made to an officer or director in connection with an action by or in the right of the Company. Additionally, no indemnification may be made where the officer or director has been adjudged to be liable to the Company, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses as the court considers proper.

Registrant has currently in effect a claims made directors and officers liability insurance and company reimbursement insurance policy protecting its directors and officers against liability by reason of their being or having been directors or officers. The directors and officers liability portion of such policy covers all directors and officers of the registrant and of certain subsidiary companies. The policy provides for a payment on behalf of the directors and officers up to the policy limits for all Losses (as defined) which the directors and officers, or any of them, shall become legally obligated to pay, from claims made against them during the policy period for defined Wrongful Acts. The directors and officers or any of them shall become legally obligated to pay, from claims made against them during the policy period for defined wrongful acts, which include; errors, misstatements, misleading statements, acts or omissions, neglect or breach of duty by the directors or officers in the discharge of their duties solely in their capacity as directors and officers of the company, individually or collectively. The insurance includes the cost of defenses, appeals, bonds, settlements and judgments. The insurers limit of liability under the policy is $2 million in the aggregate for all losses per year. The policy contains various reporting requirements, deductibles, and exclusions.

Item 7. Exemption from Registration Claimed

        Not applicable.

Item 8. Exhibits

The following exhibits are filed pursuant to Item 601 of Regulation S-K:

99.1    Amended SGI International 1996 Omnibus Stock Plan.(1)

99.2    Form of Incentive Stock Option dated March 2, 2000.(1)

99.3    Form of Incentive Stock Option dated April 1, 1999.(1)

99.4    Form of Incentive Stock Option dated October 1, 1998.(1)

99.5    Form of Incentive Stock Option dated April 21, 1998.(1)

99.6    Form of Incentive Stock Option dated January 14, 1998.(1)

99.7    Form of Incentive Stock Option dated September 11, 1997.(1)

5.1 Opinion of Fisher Thurber, LLP. regarding the legality of the Common Stock registered hereby.(1)

23.1    Consent of J.H. Cohn, LLP, Independent Accountants.(1)

23.2    Consent of Fisher Thurber, LLP.(included in Exhibit 5).(1)

24.1    Power of Attorney is contained on signature page.

--------------------
(1)  Filed herewith.


Item 9. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
           Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Jolla, State of California, on May 5, 2000.

SGI INTERNATIONAL

By: /s/ MICHAEL L. ROSE
   ----------------------------------------
   Michael L. Rose, Chief Executive Officer

Each person whose signature appears below constitutes and appoints Michael L. Rose and John R. Taylor, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys- in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                       Title                           Date


/s/ MICHAEL L. ROSE             Chairman of the Board and       May 5, 2000
---------------------------     Chief Executive Officer
Michael L. Rose


/s/ ERNEST P. ESZTERGAR         Director                        May 5, 2000
---------------------------
Ernest P. Esztergar


/s/ NORMAN A. GRANT             Director                        May 5, 2000
---------------------------
Norman A. Grant


/s/ WILLIAM A. KERR             Director                        May 5, 2000
---------------------------
William A. Kerr


/s/ JAMES W. MAHLER             Director                        May 5, 2000
---------------------------
James W. Mahler


/s/ JOHN R. TAYLOR              Director                        May 5, 2000
---------------------------
John R. Taylor


/s/ JEFFREY L. SMITH            Director                        May 5, 2000
---------------------------
Jeffrey L. Smith

                                 EXHIBIT INDEX


No.     Description

99.1    Amended SGI International 1996 Omnibus Stock Plan.

99.2    Form of Incentive Stock Option dated March 2, 2000.

99.3    Form of Incentive Stock Option dated April 1, 1999.

99.4    Form of Incentive Stock Option dated October 1, 1998.

99.5    Form of Incentive Stock Option dated April 21, 1998.

99.6    Form of Incentive Stock Option dated January 14, 1998.

99.7    Form of Incentive Stock Option dated September 11, 1997.

5.1 Opinion of Fisher Thurber, LLP. regarding the legality of the Common Stock registered hereby.

23.1    Consent of J.H. Cohn, LLP, Independent Accountants.

23.2    Consent of Fisher Thurber, LLP.(included in Exhibit 5).

24.1    Power of Attorney is contained on signature page.